PHAR-MOR SUBSIDIARIES


A.     Cabot-Noble, Inc.
B.     Phar-Mor of California, Inc.
C.     Phar-Mor of Delaware, Inc.
D.     Phar-Mor of Florida, Inc.
E.     Phar-Mor of Michigan, Inc.
F.     Phar-Mor of Milwaukee, Inc.
G.     Phar-Mor of Nevada, Inc.
H.     Phar-Mor of Ohio, Inc.
I.     Phar-Mor of Texas, Inc.
J.     Phar-Mor of Virginia, Inc.
K.     Phar-Mor of Wisconsin, Inc.
L.     Phar-Mor Real Estate, Inc.
M.     PM Investments, Inc.
N.     PM Real Estate Holdings, Inc.
O.     Strouss GP Corp.
P.     Wisconsin Beverage Company